EXHIBIT 10.1

EMPLOYMENT AGREEMENT

            This Employment Agreement ("Agreement") is made by and between ALL Fuels & Energy Company, a duly organized Delaware corporation (“Employer”), and Dean E. Sukowatey (“Employee”).

WITNESSETH:

WHEREAS, in 2006, Employer's now-subsidiary, ALL Energy Company, a Delaware corporation, entered into an employment agreement (the "Original Agreement") with Employee, under which Employee has served Employer as its President and Chief Executive Officer; and

WHEREAS, Employer and Employee desire to replace the Original Agreement with this Employment Agreement; and

WHEREAS, Employee is willing to be employed by Employer, and Employer is willing to employ Employee, as President and Chief Executive Officer on the terms, covenants and conditions hereinafter set forth; and

WHEREAS, Employer and its affiliates have accumulated valuable and confidential information, including, without limitation, trade secrets and know-how relating to the ethanol production industry, marketing plans, business strategies and other business records; and

WHEREAS, the giving of the covenants contained herein is a condition precedent to the employment of Employee by Employer and Employee acknowledges that the execution of this Agreement and the entering into of these covenants is an express condition of his employment by Employer and that said covenants are given in consideration for such employment and the other benefits conferred upon him by this Agreement; and

            NOW, THEREFORE, in consideration of such employment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

SECTION I. TERMINATION OF THE ORIGINAL AGREEMENT

            Employer and Employee agree that, effective at the beginning of the term of this Agreement, the Original Agreement shall terminate and be of no further effect. Employer and Employee each agree to execute such other documents as may be necessary to effectuate the termination of the Original Agreement.

SECTION II. EMPLOYMENT OF EMPLOYEE

            Employer hereby employs, engages and hires Employee as President and Chief Executive Officer of Employer, and Employee hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision of the Board of Directors of Employer. Employee shall perform duties as are customarily performed by one holding such position in other, same or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be reasonably assigned to him from time to time by Employer. With the exception of Employee’s serving on various boards of directors and advisory roles to companies, assuming any such position does not result in a conflict of interest, Employee shall devote his full-time efforts to the performance of his duties as President and Chief Executive Officer of Employer.

SECTION III. EMPLOYEE'S PERFORMANCE

            Employee hereby agrees that he will, at all times, faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer.

SECTION IV. COMPENSATION OF EMPLOYEE

            Employer shall pay Employee, and Employee shall accept from Employer, in full payment for Employee's services hereunder, compensation as follows:

            A.        Bonus, Salary and Other Compensation. Employee shall be paid the compensation set forth in Exhibit IV(A).

            B.        Expenses. It is acknowledged that, during the term of employment, Employee will be required to incur ordinary and necessary business expenses on behalf of Employer in connection with the performance of his duties hereunder. Employer shall reimburse Employee promptly the amount of all such expenses upon presentation of itemized vouchers or other evidence of those expenditures.

            C.        Vacations. During the term of this Agreement, Employee shall be entitled to four (4) weeks’ paid vacation.

SECTION V. INDEMNIFICATION OF EMPLOYEE

            As further consideration of Employee's executing this Agreement, Employer shall have executed, prior to the execution of this Agreement, an Indemnity Agreement (the “Indemnity Agreement”), in the form attached hereto as Exhibit V. The obligations under the Indemnity Agreement shall survive the termination of this Agreement.

SECTION VI. COMPANY POLICIES

            Employee agrees to abide by the policies, rules, regulations or usages applicable to Employee as established by Employer from time to time and provided to Employee in writing.

SECTION VII. TERM AND TERMINATION

            A.        Term. The term of this Agreement shall be a period of five (5) years, commencing on December 18, 2009. This Agreement shall renew for additional one-year periods, provided neither party hereto submits a written notice of termination within six (6) months prior to the termination of either the initial term hereof or any renewal term.

Notwithstanding the foregoing, the initial term hereof shall be extended for a period equal to the period of time from December 18, 2009, to the date of closing of Employer’s first Ethanol Transaction. This date of closing is referred to herein as the “Employee Compensation Date”. For purposes hereof, the term “Ethanol Transaction” means a transaction whereby Employer acquires an ethanol production facility or becomes the primary operator of an ethanol production facility.

            B.        Termination. Employer agrees not to terminate this Agreement except for "just cause". For purposes of this Agreement, "just cause" shall mean (1) the willful failure or refusal of Employee to implement or follow the written policies or directions of Employer's Board of Directors, provided that Employee's failure or refusal is not based upon Employee's belief in good faith, as expressed to Employer in writing, that the implementation thereof would be unlawful; (2) conduct which is inconsistent with Employee's positions, including director, with Employer and which results in a material adverse effect (financial or otherwise) or misappropriation of assets of Employer; (3) the intentional causing of material damage to Employer's physical property; and (4) any act involving personal dishonesty or criminal conduct against Employer.

Employer agrees that if it discharges Employee for any reason other than just cause, as is solely defined above, Employee will be entitled to full compensation for two years or the remainder of the then-current term, initial or renewal, as the case may be, of employment, whichever is greater.

If Employee should cease his employment hereunder voluntarily for any reason, or is terminated for just cause, all compensation and benefits payable to Employee shall thereupon, without any further writing or act, cease, lapse and be terminated. However, all reimbursements which accrued prior to Employee's ceasing employment or termination, will become immediately due and payable and shall be payable to Employee's estate should his employment cease due to death.

SECTION VIII. COMPLETE AGREEMENT

            This Agreement contains the complete agreement concerning the employment arrangement between the parties hereto and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties hereto stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery hereof, except such representations as are specifically set forth herein and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties hereto further acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

SECTION IX. WAIVER; MODIFICATION

            The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties hereto arising out of, or affecting, this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Section IX may not be waived except as herein set forth.

SECTION X. SEVERABILITY

            All agreements and covenants contained herein are severable, and in the event any one of them, with the exception of those contained in Sections II, IV, V and VI hereof, shall be held to be invalid in any proceeding or litigation between the parties, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

SECTION XI. NOTICES

            Any and all notices will be sufficient if furnished in writing, sent by registered mail to his last known residence, in case of Employee, or, in case of Employer, to its principal office address.

SECTION XII. REPRESENTATIONS OF EMPLOYER

            The execution of this Agreement by Employer has been approved by the Board of Directors of Employer.

SECTION XIII. REPRESENTATIONS OF EMPLOYEE

            A.        Employee hereby represents to Employer that he is under no legal disability with respect to his entering into this Agreement.

            B.        Employee represents and warrants that his entering into this Agreement will not result in a breach of any contract or other agreement to which Employee is a party.

            C.        Employee represents and warrants that he is a director of Employer and has investigated Employer, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, Employer with respect thereto.

            D.        Employee represents and warrants that he understands that the shares of common stock to be issued to him pursuant to this Agreement shall not have been registered under the Securities Act and applicable state securities laws in reliance on the exemption provided by Section 4(2) of the Securities Act, relating to transactions not involving a public offering and corresponding state securities laws regarding non-public offerings.

            E.        Employee represents and warrants that the shares of common stock to be issued to him pursuant to this Agreement are not being acquired with a view to or for the hypothecation, resale or distribution thereof and that he has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

            F.        Employee further consents to the placement of the following legend, or a legend similar thereto, on the certificates representing the shares of common stock to be issued to him pursuant to this Agreement:

“THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.”

SECTION XIV. COUNTERPARTS

            This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and, together, shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

SECTION XV. BENEFIT

            The provisions of this Agreement shall extend to the successors, surviving corporations and assigns of Employer and to any purchaser of substantially all of the assets and business of Employer. The term "Employer" shall be deemed to include Employer, any joint venture, partnership, limited liability company, corporation or other juridical entity. in which Employer shall have an interest, financial or otherwise.

SECTION XVI. ARBITRATION

            The parties agree that any dispute arising between them related to this Agreement or the performance hereof shall be submitted for resolution to the American Arbitration Association for arbitration in the Des Moines, Iowa, office of the Association under the then-current rules of arbitration. The Arbitrator or Arbitrators shall have the authority to award to the prevailing party its reasonable costs and attorneys fees. Any award of the Arbitrators may be entered as a judgment in any court competent jurisdiction.

SECTION XVII. LEGAL REPRESENTATION

            Employer and Employee both acknowledge that each has utilized separate legal counsel with respect to this Agreement. Specifically, Employee acknowledges that the law firm of Newlan & Newlan has drafted this Agreement on behalf of Employer. EMPLOYEE IS ADMONISHED TO SEEK HIS OWN LEGAL COUNSEL.

SECTION XVIII. GOVERNING LAW

            It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Iowa, and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Iowa shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any such action or special proceeding may be instituted.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 18th of December, 2009.
EMPLOYER: ALL FUELS & ENERGY COMPANY By: /s/ JAMES R. BROGHAMMER James R. Broghammer Director	EMPLOYEE: /s/ DEAN E. SUKOWATEY Dean E. Sukowatey, individually Address of Employee: 6165 N.W. 86th Street Johnston, Iowa 50131

Exhibit III(A)

Statement of Compensation

Statement of Compensation – Dean E. Sukowatey

            Bonus. Upon the consummation of an acquisition of an ethanol plant by Employer, Employee shall be issued, as and for a bonus, 1,284,466 shares of Employer Common Stock, which shares shall be valued at the last sale price of the Corporation’s common stock, as reported by the OTC Bulletin Board, on the date of mutual execution hereof.

            Salary. Prior to the Employee Compensation Date, Employee shall continue to be compensated on the terms and conditions contained in the Original Agreement.

            Beginning on the Employee Compensation Date, Employee shall be paid as and for a salary, which salary shall begin to accrue on the Employee Compensation Date, as that term is defined in the Employment Agreement to which this Exhibit IV(A) relates:

                        (1)       for the first twelve (12) months following the Employee Compensation Date, Employee shall be paid the aggregate sum of $240,000, payable bi-monthly, net of lawful and required withholding; and

                        (2)       for months thirteen (13) through twenty four (24) of the initial employment term following the Employee Compensation Date, Employee shall be paid the aggregate sum of $260,000, payable bi-monthly, net of lawful and required withholding; and

                        (3)       for months twenty five (25) through thirty six (36) of the initial employment term following the Employee Compensation Date, Employee shall be paid the aggregate sum of $280,000, payable bi-monthly, net of lawful and required withholding; and

                        (4)       for each of the subsequent months of the initial term, and for each renewal term, of the Employment Agreement to which this Exhibit IV(A) relates, Employee shall be paid the sum of $300,000 annually, payable bi-monthly, net of lawful and required withholding.

Beginning on the Employee Compensation Date and continuing until the expiration or termination of the Employment Agreement to which this Exhibit IV(A) relates, Employee shall be entitled to the following:

            Cellular Phone. Employer shall reimburse Employee for use of his current cellular phone in performing his responsibilities with Employer.

            Notebook Computer. Employer shall provide Employee with a notebook computer, printer, fax and monthly internet connection for his use in performing his responsibilities with Employer.

            Automobile Allowance. Employer shall pay, on behalf of Employee, an automobile allowance for a Chevrolet Suburban or substantially equivalent vehicle which Employer shall acquire or lease for Employee’s use in performing his responsibilities with Employer. Employer shall reimburse Employee for all direct operating expenses of the automobile, including, but not limited to, insurance, gasoline, repairs and maintenance.

            Insurance and Other Benefits. As further consideration for his covenants contained in the Employment Agreement to which this Exhibit IV(A) relates, Employer will add Employee, including Employee's significant other, Julie M. Stevenson, with such health, dental and vision insurance as it offers other employees and other benefits, including a 401(k) plan, as may be established by Employer from time to time with respect to its employees in accordance with Employer's established procedures. Employee shall be entitled to Directors' and Officers' indemnification insurance coverage to the same extent as is provided to other persons employed as officers of Employer.

            Other Compensation Plans. Employee shall be entitled to participate, to the same extent as is provided to other persons employed by Employer, in any future stock bonus plan, stock option plan or employee stock ownership plan of Employer.